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                                                                     EXHIBIT 5.4

              [LETTERHEAD OF BLANK, ROME, COMISKY & MCCAULEY LLP]



                               October 23, 1998


Harborside Healthcare Corporation
     and Bridgewater Assisted Living Limited Partnership
470 Atlantic Avenue
Boston, MA  02210

         Re: Exchange of 11% Senior Subordinated Discount Notes Due 2008 and 13 1/2% EXCHANGEABLE PREFERRED STOCK MANDATORILY REDEEMABLE 2010

Ladies and Gentlemen:

     We have acted as special New Jersey counsel for Harborside Healthcare Corporation, a Delaware corporation (the "Company"), and Bridgewater Assisted Living Limited Partnership, a New Jersey limited partnership ("Bridgewater"), which is indirectly wholly-owned by the Company, in connection with the proposed offer by the Company (the "Exchange Offer") to exchange (i) $170,000,000 aggregate principal amount at maturity of new 11% Senior Subordinated Discount Notes Due 2008 (the "New Notes") of the Company which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like aggregate principal amount at maturity of outstanding privately placed 11% Senior Subordinated Discount Notes Due 2008 (the "Old Notes") and (ii) up to 40,000 new shares of 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 (the "New Preferred Stock") of the Company which have been registered under the Securities Act for a like number of shares of outstanding privately placed 13 1/2% Exchangeable Preferred Stock Mandatorily Redeemable 2010 (the "Old Preferred Stock," and together with the New Preferred Stock, the "Preferred Stock") of the Company.

     For the purposes of this opinion, the following terms shall have the following meanings:

     "Guarantors" shall mean Harborside Healthcare Limited Partnership, a Massachusetts limited partnership ("Harborside LP"), Belmont Nursing Center Corp., a Massachusetts corporation ("Belmont"), Orchard Ridge Nursing Center Corp., a Massachusetts corporation ("Orchard Ridge"), Oakhurst Manor Nursing Center Corp., a Massachusetts corporation ("Oakhurst Manor"), Riverside Retirement Limited
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October 23, 1998
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Partnership, a Massachusetts limited partnership ("Riverside Retirement"),
Harborside Toledo Limited Partnership, a Massachusetts limited partnership ("Harborside Toledo"), Harborside Connecticut Limited Partnership, a Massachusetts limited partnership ("Harborside Connecticut"), Harborside of Florida Limited Partnership, a Florida limited partnership ("Harborside Florida"), Harborside of Ohio Limited Partnership, a Massachusetts limited partnership ("Harborside Ohio"), Harborside Healthcare Baltimore Limited Partnership, a Massachusetts limited partnership ("Harborside Baltimore"), Harborside of Cleveland Limited Partnership, a Massachusetts limited partnership ("Harborside Cleveland"), Harborside of Dayton Limited Partnership, a Massachusetts limited partnership ("Harborside Dayton"), Harborside Massachusetts Limited Partnership, a Massachusetts limited partnership ("Harborside Massachusetts"), Harborside Rhode Island Limited Partnership, a Massachusetts limited partnership ("Harborside Rhode Island"), Harborside North Toledo Limited Partnership, a Massachusetts limited partnership ("Harborside North Toledo"), Harborside Healthcare Advisors Limited Partnership, a Massachusetts limited partnership ("Harborside Advisors"), Harborside Toledo Corporation, a Massachusetts corporation ("Harborside Toledo Corp."), KHI Corporation, a Delaware corporation ("KHI"), Harborside Danbury Limited Partnership, a Massachusetts limited partnership ("Harborside IV"), Harborside Acquisition Limited Partnership V, a Massachusetts limited partnership ("Harborside V"), Harborside Acquisition Limited Partnership VI, a Massachusetts limited partnership ("Harborside VI"), Harborside Acquisition Limited Partnership VII, a Massachusetts limited partnership ("Harborside VII"), Harborside Acquisition Limited Partnership VIII, a Massachusetts limited partnership ("Harborside VIII"), Harborside Acquisition Limited Partnership IX, a Massachusetts limited partnership ("Harborside IX"), Harborside Acquisition Limited Partnership X, a Massachusetts limited partnership ("Harborside X"), Sailors, Inc., a Delaware corporation ("Sailors"), New Jersey Harborside Corporation, a Massachusetts corporation ("NJ Harborside"), Bridgewater, Maryland Harborside Corporation, a Massachusetts corporation ("Harborside Maryland"), Harborside Homecare Limited Partnership, a Massachusetts limited partnership ("Harborside Homecare"), Harborside Rehabilitation Limited Partnership, a Massachusetts limited partnership ("Harborside Rehabilitation"), Harborside Healthcare Network Limited Partnership, a Florida limited partnership ("Harborside Network"), and Harborside Health I Corporation, a Delaware corporation ("Harborside Health").

     "Delaware Guarantors" shall mean KHI, Sailors and Harborside Health.


     "Florida Guarantors" shall mean Harborside Florida and Harborside Network.
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     "Massachusetts Guarantors" shall mean Harborside LP, Belmont, Orchard
Ridge, Oakhurst Manor, Riverside Retirement, Harborside Toledo, Harborside Connecticut, Harborside Ohio, Harborside Baltimore, Harborside Cleveland, Harborside Dayton, Harborside Massachusetts, Harborside Rhode Island, Harborside North Toledo, Harborside Advisors, Harborside Toledo Corp., Harborside IV, Harborside V, Harborside VI, Harborside VII, Harborside VIII, Harborside IX, Harborside X, NJ Harborside, Harborside Maryland, Harborside Homecare and Harborside Rehabilitation.

     We have been advised that: (1) the New Notes will be guaranteed pursuant to the terms of the Indenture (as defined below) on a subordinated basis (each, a "Guarantee") by each of the Guarantors; and (2) the New Notes will be issued pursuant to an Indenture dated as of July 31, 1998 (the "Indenture") by and among the Company (as successor to HH Acquisition Corp.) and United States Trust Company of New York (the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of August 11, 1998 (the "Supplemental Indenture") by and among the Company, the Guarantors and the Trustee.

     As such counsel, we have examined the following documents: (i) the Indenture and the Supplemental Indenture, (ii) the form of the New Notes to be issued pursuant to the Indenture; (iii) the organizational documents of Bridgewater; and (iv) the actions taken by NJ Harborside as general partner of and on behalf of Bridgewater in connection with the authorization, execution and delivery of the Supplemental Indenture and the issuance of its Guarantee thereunder. The Indenture (which contains the Guarantees), the Supplemental Indenture and the New Notes are sometimes referred to herein collectively as the "Note Documents." We have also made such other inquiries and examined copies of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

     In rendering this opinion, we have assumed:

          (a) The New Notes, when issued and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer and when executed and authenticated as specified in the Indenture, will be legally issued and will constitute binding obligations of the Company as so indicated in the opinion of Gibson, Dunn & Crutcher LLP dated October 27, 1998 which we have reviewed and upon which we have relied;



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          (b)  The Indenture and the Supplemental Indenture each constitutes a binding agreement of the Company;

          (c) The Guarantee of each of the Delaware Guarantors has been legally issued, and the Supplemental Indenture constitutes the binding agreement (and, as a result, the Indenture constitutes the binding agreement) of each of the Delaware Guarantors;

          (d) The Guarantee of each of the Florida Guarantors has been legally issued, and the Supplemental Indenture constitutes the binding agreement (and, as a result, the Indenture constitutes the binding agreement) of each of the Florida Guarantors;

          (e) The Guarantee of each of the Massachusetts Guarantors has been legally issued, and the Supplemental Indenture constitutes the binding agreement (and, as a result, the Indenture constitutes the binding agreement) of each of the Massachusetts Guarantors;

          (f) The due and valid execution and delivery of the Indenture and the Supplemental Indenture by the Trustee, and that the Supplemental Indenture and the Indenture each constitutes the legal, valid and binding agreement of the Trustee;

          (g) The Supplemental Indenture, the Indenture and the Guarantee of Bridgewater are fair to, in furtherance of the purposes of and in the best interests of Bridgewater and the consideration received by Bridgewater in exchange for its obligations under the Supplemental Indenture, the Indenture and its Guarantee is adequate and sufficient under applicable law; and

          (h) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and in reliance thereon, and subject to receipt by the Company and the Guarantors from the Securities and Exchange Commission (the "Commission") of an order declaring the Registration Statement on Form S-4 (File No. 333-64679) (the "Registration Statement") filed by the Company and the Guarantors
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with the Commission to register under the Securities Act the issuance of the New
Notes, the Guarantees and the New Preferred Stock, effective, we are of the opinion that:

     1. The Guarantee of Bridgewater, when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement and when the New Notes and the Guarantee of Bridgewater have been executed and, in the case of the New Notes, authenticated, as specified in the Indenture, will be legally issued, and will constitute a binding obligation of Bridgewater to the extent the binding nature of such Guarantee involves matters governed by the laws of the State of New Jersey.

     2. The Supplemental Indenture constitutes the binding agreement (and, as a result, the Indenture constitutes the binding agreement) of Bridgewater to the extent the binding nature of the Supplemental Indenture and the Indenture involves matters governed by the laws of the State of New Jersey.

     The foregoing opinions are subject to the following exceptions, qualifications and limitations:

     A. We have assumed that the parties' choice of New York law will be respected. For purposes of our opinion, we have assumed that, to the extent that New York law applies to the Indenture, the Supplemental Indenture, the New Notes or the Guarantee of Bridgewater, the applicable provisions of New York law are the same as New Jersey law. We render no opinion as to matters involving the laws of any jurisdiction other than the State of New Jersey. This opinion is limited to the effect of the present state of the laws of the State of New Jersey and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.

     B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Note Documents.
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October 23, 1998
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     C.   We express no opinion with respect to the validity, binding nature or enforceability of any provision of the Note Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

     D. We express no opinion as to the effect on the enforceability of the Guarantees against any Guarantor of any facts or circumstances that would constitute a defense to the obligation of a guarantor or surety, unless such defense has been waived effectively by such Guarantor.

     E. We express no opinion as to the validity, binding nature or enforceability (i) of provisions in the Note Documents providing for indemnification or contribution or (ii) of any provision of any Note Document insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal.

     F. We express no opinion with respect to the validity, binding nature or enforceability of (i) any waivers of unknown future rights or waivers of rights existing, or duties owed, that are broadly or vaguely stated or do not describe the right or duty purportedly waived with reasonable specificity, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Note Documents) relating to the rights of the Company or any Guarantor or duties owing to any of them existing as a matter of law, to the extent such waivers or consents are found to be against public policy or are ineffective pursuant to applicable statutes or judicial decisions, (iii) any waivers or variations of rights of a debtor, including a guarantor, (iv) provisions in the Note Documents imposing late payment charges or an increase in interest rate, upon delinquency in payment or the occurrence of a default, to the extent that such provisions are found to constitute a forfeiture or impose a penalty, (vi) covenants (other than covenants relating to the payment of money, including payment of principal, interest, indemnities and expenses) to the extent they are construed to be independent requirements as distinguished from conditions precedent to the occurrence of an event of default, and (vii) any rights of setoff.

     G. We express no opinion as to any provisions of the Note Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other
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modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

     H. We express no opinion as to the application of the securities or "blue sky" laws of the various states to the issuance of the New Notes or the Guarantees.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

                                           Very truly yours,


                                           BLANK ROME COMISKY & McCAULEY LLP,
                                              a Pennsylvania LLP


                                           By:      /S/ Bruce A. Eisenberg
                                              ----------------------------------
                                                  New Jersey Resident Partner